Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:                                           ANALYSTS:
Charles M. Boesel, 312/822-2592                  Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

                 CNA FINANCIAL ANNOUNCES COMPLETION OF SALE OF ITS
                          INDIVIDUAL LIFE INSURANCE BUSINESS

  CHICAGO, April 30, 2004 --- CNA Financial Corporation (NYSE: CNA) today announced that it has completed the sale of its individual life insurance business to Swiss Re Life & Health America Inc. for approximately $700 million. The business sold includes term, universal and permanent life insurance policies and individual annuity products.

About CNA

  CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


                            Forward-Looking Statements
  This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA.

  Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.


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